UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2018, Vistra Operations Company LLC, a Delaware limited liability company (“Vistra Operations”) and an indirect, wholly owned subsidiary of Vistra Energy Corp., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among Vistra Operations, certain subsidiaries of the Company (the “Subsidiary Guarantors”), and Citigroup Global Markets Inc. as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). The Purchase Agreement provides for the offer and sale (the “Offering”) by Vistra Operations, and the purchase by the Initial Purchasers, of $1,000,000,000 aggregate principal amount of Vistra Operation’s 5.500% senior notes due 2026 (the “Notes”).

The Offering is expected to close on or about August 22, 2018, subject to customary closing conditions. The sale of the Notes will not be not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes will be sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by Vistra Operations, the Subsidiary Guarantors and the Initial Purchasers, including indemnification for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Such description is qualified in its entirety by reference to the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

The Company intends to use the net proceeds from the Offering, together with the net proceeds expected from an accounts receivable securitization program and cash on hand, to fund cash tender offers (the “Tender Offers”) to purchase for cash its outstanding 8.125% Senior Notes due 2026 (the “2026 Notes”), 8.034% Senior Notes due 2024 (the “8.034% 2024 Notes”), 8.000% Senior Notes due 2025 (the “2025 Notes”), 7.625% Senior Notes due 2024 (the “7.625% 2024 Notes”) and 7.375% Senior Notes due 2022 (the “2022 Notes”, and, together with the 2026 Notes, the 8.034% 2024 Notes, the 2025 Notes and the 7.625% 2024 Notes, the “Notes”) for a maximum aggregate purchase price (excluding accrued and unpaid interest) of up to $1.7 billion, and pay any related fees and expenses thereof, and for general corporate purposes. The Company has retained one of the Initial Purchasers to act as lead dealer manager in connection with the Tender Offers and has agreed to reimburse it for its reasonable out-of-pocket expenses.

Additionally, affiliates of the Initial Purchasers are lenders under that certain credit agreement, dated October 3, 2016, by and among Vistra Operations, as borrower, the guarantors party thereto, the various lenders party, and Credit Suisse AG, Cayman Islands Brach, as administrative agent and collateral agent (as amended, the “Credit Agreement”), and will receive a portion of the net proceeds from the Offering to the extent such proceeds are used to repay borrowings under the Credit Agreement. Further, the Initial Purchasers and their affiliates have performed commercial banking, investment banking and advisory services for the Company and Vistra Operations from time to time for which they have received customary fees and reimbursement of expenses. The Initial Purchasers or their affiliates may, from time to time, engage in transactions with and perform services for the Company and Vistra Operations in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 8.01.	Other Events.

On August 7, 2018, the Company issued a press release announcing its intention to commence the Offering. A copy of this press release is furnished herewith as Exhibit 99.1.

Also, on August 7, 2018, the Company issued a press release announcing the commencement of the Tender Offers and concurrent solicitations of consents from holders of the Notes to amend certain provisions of the applicable indentures governing each series of Notes and the registration rights agreement in respect of the 2026 Notes (the “Consent Solicitations”). The terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated as of August 7, 2018, and the Letter of Transmittal and Consent relating thereto. A copy of this press release is furnished herewith as Exhibit 99.2.

Also, on August 7, 2018, the Company issued a press release announcing (i) the upsizing of the offering and the pricing of the Notes to be issued and sold pursuant thereto and (ii) the upsizing of the Tender Offers. A copy of this press release is furnished herewith as Exhibit 99.3.

This current report does not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sale or purchase of securities described herein in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1, 99.2 and 99.3 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description
10.1	Purchase Agreement, dated August 7, 2018, by and among Vistra Operations Company LLC and Citigroup Global Markets Inc., on behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

99.1	Press Release, dated August 7, 2018.

99.2	Press Release, dated August 7, 2018.

99.3	Press Release, dated August 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: August 8, 2018	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer